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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Tellium, Inc. on Form S-1 of our report dated April 28, 2000 (August 11, 2000 as to Note 12), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey
September 21, 2000